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                                                              Exhibit 10.4


                               FIFTH AMENDMENT TO
                     SEAGULL EMPLOYEE STOCK OWNERSHIP PLAN

         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted and maintains the SEAGULL EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows:

I.       Effective January 1, 1989:

         1.      In order to correct an inadvertent omission from the Plan,
Section 1.01(15) of the Plan shall be deleted and the following shall be substituted therefor:

         "(15) ELIGIBLE EMPLOYEE: Any Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement unless such collective bargaining agreement provides for his coverage under the Plan,
                 (B) any nonresident alien who has no United States source income, (C) any Employee who is a Leased Employee, (D) any Employee employed by the Company's ENSTAR Natural Gas Company Division and (E) any Employee employed by the Alaska Pipeline Company."

         2. Section 12.01(f) shall be deleted and the following shall be substituted therefor:

                 "(f)     A Member's Benefit Disbursement Date shall be in
         compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury Regulations thereunder and shall in no event be later than:

                          (1) In the case of a Member who attains the age of seventy and one-half prior to January 1, 1988 and is not a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1 following the later of (A) the calendar year in which such Member attains the age of seventy and one-half or (B) the calendar year in which such Member terminates his employment with the Employer, or if such Member becomes a "five-percent owner" following the end of such five
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                 Plan year period, April 1 of the calendar year following the calendar year in which such Member becomes a "five-percent owner;"

                          (2) In the case of a Member who does not attain the age of seventy and one-half prior to January 1, 1988 or is a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1 of the calendar year following the calendar year in which such Member attains the age of seventy and one-half; and

                          (3)     In the case of a benefit payable pursuant to
                 Article XI, the last day of the five-year period following the death of such Member.

         For purposes of Paragraph (f)(2) above, a Member who attains the age of seventy and one-half in 1988, is not a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in 1988 and does not terminate employment with the Employer prior to January 1, 1989, shall be considered to attain the age of seventy and one-half in 1989. Further, the preceding provisions of this Section notwithstanding, a Member may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury Regulations thereunder."

II. Effective January 1, 1991, Section 12.01(c) shall be deleted and the following shall be substituted therefore:

                 "(c)     Unless (1) the Member has attained age sixty-five or
         died, (2) the Member consents to a distribution pursuant to Paragraph
         (a) within the ninety-day period ending on the date payment of his benefit hereunder is to be made pursuant to Paragraph (a), or (3) the Member's Vested Interest in his Accounts is not in excess of $2,000, the Member's Benefit Disbursement Date shall be deferred to the date which is as soon as administratively feasible after the Valuation Date coincident with or next succeeding the earlier of the date the Member attains age sixty-five or the Member's date of death, or such earlier Valuation Date as the Member may elect by written notice to the Committee prior to such Valuation Date. The Committee shall inform the Member of his right to defer his Benefit Disbursement Date no less than thirty days and no more than ninety days before his Benefit Disbursement Date."

III.     Effective January 1, 1993:





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         1.      The following new Paragraphs (12A), (13A), (15A) and (15B)
shall be added to Section 1.01 of the Plan:

         "(12A) DIRECT ROLLOVER: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

         (13A) DISTRIBUTEE. Each (A) Member entitled to an Eligible Rollover Distribution, (B) Member's surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Member who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution.

         (15A) ELIGIBLE RETIREMENT PLAN: (A) With respect to a Distributee other than a surviving spouse, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, which under its provisions accepts such Distributee's Eligible Rollover Distribution and (B) with respect to a Distributee who is a surviving spouse, an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code.

         (15B) ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the Accounts of a Distributee other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and (D) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability."

         2. The last sentence of Section 12.01(c) of the Plan shall be deleted and the following shall be substituted therefor:




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         "No less than thirty days and no more than ninety days before his
         Benefit Disbursement Date, the Committee shall inform the Member of his right to defer his Benefit Disbursement Date and shall describe the Member's Direct Rollover election rights pursuant to Section 12.10 below."

         3. The following new Section 12.10 shall be added to Article XII of the Plan:

         "12.10  DIRECT ROLLOVER ELECTION.

                 (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Member pursuant to the Plan's loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee's Eligible Rollover Distributions during the Plan Year are reasonably expected to total S200 or more. Furthermore, if less than 100% of the Member's Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Distributee shall furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan."

IV.      Effective August 5, 1993, the following shall be added to the end of
Section 1.01(19) of the Plan:

         "Hours of Service shall also include any hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law."

V. Effective January 1, 1994, Section 1.01(11) of the Plan shall be deleted and the following shall be substituted therefor:


         "(11) COMPENSATION: The total of all wages, salaries, fees for professional service and other amounts received in cash or in kind by a Member for services actually rendered or labor performed for the Company while a Member to the extent such amounts are includable in gross income, excluding, however, bonuses, incentive or other supplemental pay, reimbursements and other expense allowances, cash and noncash fringe benefits, moving expenses, Company contributions to or payments from this or any other deferred compensation program, whether such program is qualified under section 401(a) of the Code or




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                 nonqualified, welfare benefits, amounts realized from the
                 receipt or exercise of a stock option that is not an incentive stock option within the meaning of section 422 of the Code, amounts realized at the time property described in section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, amounts realized as a result of an election described in section 83(b) of the Code, any amount realized as result of a disqualifying disposition within the meaning of section 421(a) of the Code and any other amounts that receive special tax benefits under the Code but are not hereinafter included; provided that, for the purposes of this definition, the following shall also be included: (A) elective contributions made on a Member's behalf by the Company that are not includable in income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code, (B) compensation deferred under an eligible deferred compensation plan within the meaning of section 457(b) of the Code and (C) employee contributions described in section 414(h) of the Code that are picked up by the employing unit and are treated as employer contributions. The above notwithstanding, the Compensation of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such amount to be (i) adjusted automatically to reflect any amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code, (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law, and (iii) in the case of a Member who is either a five-percent owner of the Company (within the meaning of section 416(i)(1)(A)(iii) of the Code) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Compensation during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Compensation for such Plan Year of each such individual."

VI.      As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 26 day of October, 1994

                                                      SEAGULL ENERGY CORPORATION


                                                      By /s/ ROBERT M. KING




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                               SIXTH AMENDMENT TO
                      SEAGULL EMPLOYEE STOCK OWNERSHIP PLAN

         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted and maintains the SEAGULL EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan is hereby amended as follows, effective as of April 4, 1995:

         1. The following new Section 10.02(d) shall be added to Article X of the Plan:

                  "(d) Paragraph (b) above notwithstanding, if a Member shall cease to be employed by reason of a reduction in force, as hereinafter described, such Member shall then have a 100% Vested Interest in his Accounts. The employment of a Member shall be considered as having been terminated because of a `reduction in force' if such Member's employment is terminated as the result of a workforce reduction, geographic consolidation or segment disposition."

         2. The following sentence shall be added to Section 12.01(a) of the
Plan:

         "The preceding sentence notwithstanding, and subject to the remaining Paragraphs of this Section 12.01, in the case of a Member whose employment is terminated because of a `reduction in force' as described in Section 10.02(d) and therefore becomes entitled to a benefit pursuant to Article X, payment of such Member's benefit shall commence as soon as administratively feasible following the Valuation Date coincident with or next succeeding the date such Member terminates employment with the Company."

         3. As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 7th day of July, 1995.

                                                      SEAGULL ENERGY CORPORATION


                                                      By Robert W. Shower
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